Exhibit 99.1

Contact:	Adam N. Satterfield
Executive Vice President and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS FOURTH QUARTER 2024

EARNINGS PER DILUTED SHARE OF $1.23

QUARTERLY CASH DIVIDEND TO INCREASE 7.7% TO $0.28 PER SHARE

THOMASVILLE, N.C. (February 5, 2025) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and twelve-month periods ended December 31, 2024.

All prior-period share and per share data in this release have been adjusted to reflect the Company’s March 2024 two-for-one stock split.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2024	2023	% Chg.	2024	2023	% Chg.
Total revenue	$1,385,829	$1,495,550	(7.3)%	$5,814,810	$5,866,152	(0.9)%
LTL services revenue	$1,372,297	$1,481,486	(7.4)%	$5,761,105	$5,804,939	(0.8)%
Other services revenue	$13,532	$14,064	(3.8)%	$53,705	$61,213	(12.3)%
Operating income	$334,020	$421,011	(20.7)%	$1,543,998	$1,640,673	(5.9)%
Operating ratio	75.9%	71.8%		73.4%	72.0%
Net income	$263,144	$322,815	(18.5)%	$1,186,073	$1,239,502	(4.3)%
Diluted earnings per share	$1.23	$1.47	(16.3)%	$5.48	$5.63	(2.7)%
Diluted weighted average shares outstanding	214,399	219,324	(2.2)%	216,485	220,180	(1.7)%

Marty Freeman, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s financial results for the fourth quarter reflect the ongoing softness in the domestic economy. While our revenue declined 7.3% in the quarter, our market share remained relatively consistent. In addition, we continued to operate efficiently while maintaining our best-in-class service. Providing our customers with superior service at a fair price remains the cornerstone of our long-term strategic plan, and we were pleased to achieve an on-time service performance of 99% and a cargo claims ratio below 0.1% during the fourth quarter.

“The decrease in our fourth quarter revenue was primarily due to an 8.2% decrease in LTL tons per day. The decrease in LTL tons per day reflects a 7.6% decrease in our LTL shipments per day and a 0.7% decrease in our LTL weight per shipment. Excluding fuel surcharges, LTL revenue per hundredweight increased 3.8%, reflecting the success of our long-term yield management. Our consistent, cost-based approach to pricing focuses on offsetting our cost inflation while also supporting our ongoing investments in capacity, technology and our OD Family of employees, which in turn supports our ability to win market share over the long-term.

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ODFL Reports Fourth Quarter Financial Results

February 5, 2025

“Our operating ratio increased by 410 basis points to 75.9% for the fourth quarter of 2024, as the decline in revenue had a deleveraging effect on many of our operating expenses. Our miscellaneous expenses as a percent of revenue also increased 110 basis points due primarily to lower gains recorded on the disposal of property and equipment during the fourth quarter of 2024. Within our direct operating costs, our insurance and claims expense as a percent of revenue increased by 100 basis points due primarily to changes in the adjustment recorded for the annual third-party actuarial review of our accident claims.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $401.1 million for the fourth quarter of 2024 and $1.7 billion for the year. The Company had $108.7 million in cash and cash equivalents at December 31, 2024.

Capital expenditures were $170.9 million for the fourth quarter of 2024 and $771.3 million for the year. The Company expects its aggregate capital expenditures for 2025 to total approximately $575 million, including planned expenditures of $300 million for real estate and service center expansion projects; $225 million for tractors and trailers; and $50 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the fourth quarter of 2024 through its share repurchase and dividend programs. For the year, the Company utilized $967.3 million of cash for its share repurchase program, including a $200.0 million accelerated share repurchase agreement that was settled in the fourth quarter of 2024, and paid $223.6 million in cash dividends.

Increase to Quarterly Cash Dividend

The Company’s Board of Directors has declared a first-quarter dividend of $0.28 per share, payable on March 19, 2025, to shareholders of record at the close of business on March 5, 2025. After giving effect to the Company’s March 2024 two-for-one stock split, this dividend represents a 7.7% increase compared to the quarterly cash dividend paid in the first quarter of 2024.

Summary

Mr. Freeman concluded, “The challenging macroeconomic environment over the past couple of years has created persistent demand headwinds for our business. Nevertheless, our outstanding team has remained focused on executing our proven strategic plan by maximizing our operating efficiencies, maintaining our yield discipline and investing in our capacity and technology to further improve our service and support future growth. As a result, we are confident that Old Dominion’s unmatched value proposition makes us the best-positioned carrier to win market share once a positive inflection in industry demand occurs. We also remain confident that continued execution on our long-term strategic plan will support our ability to produce profitable growth and increased shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through February 12, 2025, at (877) 344-7529, Access Code 3755692.

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ODFL Reports Fourth Quarter Financial Results

February 5, 2025

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) changes in our relationships with significant customers; (3) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (4) reductions in the available supply or increases in the cost of equipment and parts; (5) various economic factors such as inflationary pressures or downturns in the domestic economy, and our inability to sufficiently increase our customer rates to offset the increase in our costs; (6) higher costs for or limited availability of suitable real estate; (7) the availability and cost of third-party transportation used to supplement our workforce and equipment needs; (8) fluctuations in the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (9) seasonal trends in the less-than-truckload (“LTL”) industry, harsh weather conditions and disasters; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) decreases in demand for, and the value of, used equipment; (12) our ability to successfully consummate and integrate acquisitions; (13) various risks arising from our international business relationships; (14) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (15) the competitive environment with respect to our industry, including pricing pressures; (16) our customers’ and suppliers’ businesses may be impacted by various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets; (17) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (18) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (19) our ability to retain our key employees and continue to effectively execute our succession plan; (20) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (21) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (22) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (23) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (24) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (25) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (26) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (27) the effects of legal, regulatory or market responses to climate change concerns; (28) emissions-control and fuel efficiency regulations that could substantially increase operating expenses; (29) expectations relating to environmental, social and governance considerations and related reporting obligations; (30) the increase in costs associated with healthcare and other mandated benefits; (31) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (32) the impact of changes in tax laws, rates, guidance and interpretations; (33) the concentration of our stock ownership with the Congdon family; (34) the ability or the failure to declare future cash dividends; (35) fluctuations in the amount and frequency of our stock repurchases; (36) volatility in the market value of our

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ODFL Reports Fourth Quarter Financial Results

February 5, 2025

common stock; (37) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (38) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Fourth Quarter Financial Results

February 5, 2025

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Fourth Quarter				Year to Date
(In thousands, except per share amounts)	2024		2023		2024		2023
Revenue	$1,385,829	100.0%	$1,495,550	100.0%	$5,814,810	100.0%	$5,866,152	100.0%

Operating expenses:
Salaries, wages & benefits	655,902	47.3%	670,950	44.9%	2,689,314	46.2%	2,629,676	44.8%
Operating supplies & expenses	145,651	10.5%	179,916	12.0%	635,320	10.9%	718,326	12.2%
General supplies & expenses	40,559	2.9%	42,520	2.8%	176,546	3.0%	162,416	2.8%
Operating taxes & licenses	35,837	2.6%	35,524	2.4%	144,690	2.6%	145,642	2.5%
Insurance & claims	39,815	2.9%	27,955	1.9%	92,359	1.6%	75,368	1.3%
Communications & utilities	9,618	0.7%	10,013	0.6%	40,827	0.7%	43,269	0.7%
Depreciation & amortization	88,808	6.4%	84,649	5.7%	344,568	5.9%	324,435	5.5%
Purchased transportation	29,154	2.1%	31,470	2.1%	122,815	2.1%	121,516	2.1%
Miscellaneous expenses, net	6,465	0.5%	(8,458)	(0.6)%	24,373	0.4%	4,831	0.1%

Total operating expenses	1,051,809	75.9%	1,074,539	71.8%	4,270,812	73.4%	4,225,479	72.0%

Operating income	334,020	24.1%	421,011	28.2%	1,543,998	26.6%	1,640,673	28.0%

Non-operating (income) expense:
Interest expense	25	0.0%	85	0.0%	212	0.0%	464	0.0%
Interest income	(1,903)	(0.2)%	(5,312)	(0.3)%	(17,011)	(0.3)%	(12,799)	(0.2)%
Other expense, net	723	0.1%	913	0.1%	3,200	0.1%	5,232	0.1%

Income before income taxes	335,175	24.2%	425,325	28.4%	1,557,597	26.8%	1,647,776	28.1%

Provision for income taxes	72,031	5.2%	102,510	6.8%	371,524	6.4%	408,274	7.0%

Net income	$263,144	19.0%	$322,815	21.6%	$1,186,073	20.4%	$1,239,502	21.1%

Earnings per share:
Basic	$1.23		$1.48		$5.51		$5.66
Diluted	$1.23		$1.47		$5.48		$5.63

Weighted average outstanding shares:
Basic	213,289		218,054		215,326		218,842
Diluted	214,399		219,324		216,485		220,180

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ODFL Reports Fourth Quarter Financial Results

February 5, 2025

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Fourth Quarter			Year to Date
	2024	2023	% Chg.	2024	2023	% Chg.
Work days	62	61	1.6%	254	252	0.8%
Operating ratio	75.9%	71.8%		73.4%	72.0%
LTL intercity miles (1)	162,124	171,417	(5.4)%	673,237	691,632	(2.7)%
LTL tons (1)	2,130	2,283	(6.7)%	9,000	9,260	(2.8)%
LTL tonnage per day	34,351	37,419	(8.2)%	35,433	36,745	(3.6)%
LTL shipments (1)	2,837	3,021	(6.1)%	12,011	12,176	(1.4)%
LTL shipments per day	45,763	49,520	(7.6)%	47,288	48,317	(2.1)%
LTL revenue per hundredweight	$32.10	$32.23	(0.4)%	$32.05	$31.31	2.4%
LTL revenue per hundredweight, excluding fuel surcharges	$27.52	$26.50	3.8%	$27.13	$25.84	5.0%
LTL revenue per shipment	$481.91	$487.13	(1.1)%	$480.29	$476.25	0.8%
LTL revenue per shipment, excluding fuel surcharges	$413.21	$400.45	3.2%	$406.52	$393.07	3.4%
LTL weight per shipment (lbs.)	1,501	1,511	(0.7)%	1,499	1,521	(1.4)%
Average length of haul (miles)	915	925	(1.1)%	919	925	(0.6)%
Average active full-time employees	22,032	22,814	(3.4)%	22,522	22,627	(0.5)%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	December 31,	December 31,
(In thousands)	2024	2023
Cash and cash equivalents	$108,676	$433,799
Other current assets	612,007	709,534
Total current assets	720,683	1,143,333
Net property and equipment	4,505,431	4,095,405
Other assets	265,281	273,655
Total assets	$5,491,395	$5,512,393

Current maturities of long-term debt	$20,000	$20,000
Other current liabilities	520,529	524,658
Total current liabilities	540,529	544,658
Long-term debt	39,987	59,977
Other non-current liabilities	666,291	649,947
Total liabilities	1,246,807	1,254,582
Equity	4,244,588	4,257,811
Total liabilities & equity	$5,491,395	$5,512,393

Note: The financial and operating statistics in this press release are unaudited.

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